AMENDMENT TO

SUBLICENSE AGREEMENT

This amendment (“Amendment”) to the Sublicense Agreement (the “Agreement”) dated as of December 1, 2021, as amended, by and between Harbor Capital Advisors, Inc. (“Harbor”) and Harbor ETF Trust (“Licensee”) is entered into as of March 1, 2023 (the “Effective Date”).

WHEREAS, Harbor and Licensee (“Parties”) desire to amend Exhibit A of the Agreement; and

WHEREAS, Section 7 of the Agreement requires that all amendments to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.

This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Illinois, without regard to its conflict of law provisions.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

HARBOR CAPITAL ADVISORS, INC.		HARBOR ETF TRUST

By:	/s/ Erik D. Ojala	By:	/s/ Charles F. McCain
	Erik D. Ojala, Executive Vice President,		Charles F. McCain, Chairman of the
	General Counsel and Secretary		Board and President

EXHIBIT A

Index and Marks	Index Provider	Fees
Human Capital Factor Unconstrained Index Marks: IRRATIONAL CAPITAL	Irrational Capital, LLC	None

CIBC Human Capital Index Marks: CIBC, CIBC HUMAN CAPITAL INDEX	Canadian Imperial Bank of Commerce	None

CIBC Human Capital Small Cap Index Marks: CIBC, HUMAN CAPITAL SMALL CAP INDEX	Canadian Imperial Bank of Commerce	None

Quantix Commodity Index Marks: QUANTIX COMMODITIES, QCI	Quantix Commodities Indices, LLC	None

Quantix Energy Transition Index Marks: QUANTIX COMMODITIES, QET	Quantix Commodities Indices, LLC	None